EXHIBIT 10.10

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of the 28th day of November 2003 by Motive Communications, Inc., a Delaware corporation (“Motive”), and Eric Jones (“Consultant”).

AGREEMENTS

1. Duties. Motive hereby agrees to retain Consultant, on an independent contractor basis, to perform certain consulting services as requested by Motive. Consultant agrees to spend at least one day per week in performing such services, as and to the extent requested by Motive.

2. Term. This Agreement shall remain in effect until terminated pursuant to Sections 3 or 4.

3. Termination by Motive. Motive shall have the right to terminate this Agreement any time and for any reason, provided that Motive gives Consultant written notice of termination at least thirty days prior to the date of such termination.

4. Termination by Consultant. Consultant shall have the right to terminate this Agreement at any time by Consultant any time and for any reason, provided that Consultant gives Motive written notice of termination at least thirty days prior to the date of such termination.

5. Compensation. As compensation for his services to Motive under this Agreement, Motive shall pay to Consultant $6,250 per calendar month.

6. Effect of Termination on Compensation. Upon the termination (by either Motive or Consultant) of this Agreement, Consultant’s right to receive compensation in accordance with Section 5 shall terminate contemporaneously therewith, other than compensation for work performed by Consultant prior to such termination.

7. Confidential Information.

A. Motive Information. Consultant acknowledges that Motive’s business is highly competitive and that Motive’s books, records and documents, Motive’s procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning Motive’s customers and business affiliates, all comprise confidential business information and trade secrets of Motive which are valuable, special, and unique assets of Motive, which Motive uses in its business to obtain a competitive advantage over Motive’s competitors which do not know or use this information. Consultant further acknowledges that protection of Motive’s confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Motive in maintaining its competitive position. Accordingly, Consultant hereby agrees that Consultant will not, at any time during or after its relationship with Motive, make any unauthorized disclosure of any confidential business information or trade secrets of Motive, or make any use thereof, except for the benefit of, and on behalf of, Motive.

B. Return of Documents; Assignment of Copyright. All software, materials, records and other documents (written, electronic, or otherwise) created by Consultant during the course of Consultant’s performance of services hereunder shall be and remain the sole property of Motive. Furthermore, Consultant hereby assigns to Motive any copyright or other intellectual property right that Consultant might otherwise have in such materials. Upon termination or expiration of this Agreement, Consultant hereby agrees to promptly deliver the same, and all copies thereof, to Motive.

8. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

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If to Motive, to:	Attn:	General Counsel 11400 Burnet Road, Suite 5200 Austin, Texas 78758
If to Consultant, to:		Eric Jones

or to such other names or addresses as Motive or Consultant, as the case may be, shall designate by notice to the other in the manner specified in this Section 8.

9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF TEXAS.

10. Contents of Agreement, Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except upon written amendment executed by the Consultant and Motive. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Consultant and Motive hereunder shall not be assignable in whole or in part by the Consultant or Motive.

11. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

12. Headings; References. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and are not to be used to interpret or define the provisions of this Agreement. Any reference in this Agreement to a Section or paragraph is deemed a reference to the applicable Section or paragraph of this Agreement unless otherwise indicated.

13. Status of Relationship. Consultant hereby agrees with Motive that Consultant is not an employee of Motive, but is instead merely an independent contractor of Motive.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MOTIVE COMMUNICATIONS, INC.

By:	/s/ WES JONES
Name:	Wes Jones
Title:	Vice President & General Counsel

CONSULTANT:

By:	/s/ ERIC JONES
Eric Jones

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